Exhibit 99.1

Flexion Therapeutics Announces Preliminary, Unaudited Fourth-Quarter and Full-Year 2020 Results

•	Fourth-quarter 2020 ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) net sales estimated to be approximately $26.3 million
•	Full-year 2020 net sales estimated to be approximately $85.5 million
•	Company names Adam Muzikant, Ph.D., Chief Business Officer

BURLINGTON, Mass., January 13, 2021 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced preliminary and unaudited net sales for the fourth quarter and full year ended December 31, 2020.

“We are very pleased to report preliminary full-year 2020 ZILRETTA net sales of approximately $85.5 million,” said Michael Clayman, M.D., President and Chief Executive Officer. “Our strong sales reflect the expanding role ZILRETTA is taking in the osteoarthritis knee pain treatment paradigm. We are encouraged by our commercial performance despite the impacts of the pandemic, and our confidence in ZILRETTA’s long-term prospects continues to grow.”

Dr. Clayman added, “While ensuring the successful commercialization of ZILRETTA is our highest priority, we remain committed to building a pipeline of transformative medicines to fuel our future growth, and we are pleased to announce that Adam Muzikant, Ph.D. has been promoted to Chief Business Officer. Adam was instrumental in the transactions that led to the FX201 and FX301 programs and has been a driving force in the development of our pipeline. His extensive experience and vision make him the ideal person to assume this critical new role, and I look forward to his continued contributions in the years ahead.”

Preliminary Unaudited 2020 Results

•	Net sales for the fourth quarter of 2020 are estimated to be $26.3 million.
•	Net sales for the full year 2020 are estimated to be $85.5 million.
•	As of December 31, 2020, the company had approximately $175 million in cash, cash equivalents, and marketable securities.

ZILRETTA Commercial Metrics

Since the launch of ZILRETTA in November 2017 through December 31, 2020:

•	4,248 accounts had purchased ZILRETTA, reflecting growth of 176 new purchasing accounts vs September 30, 2020, when 4,072 accounts had purchased product.
•	78% of purchasing accounts (3,321) placed at least one reorder, up from 3,153 accounts that had reordered ZILRETTA as of September 30, 2020.
•	1,242 accounts had made ZILRETTA purchases of more than 50 units; 1,170 accounts had purchased 11 to 50 units; and 1,836 accounts had purchased between 1 and 10 units.
•	Accounts that had purchased more than 50 ZILRETTA units accounted for 307,988 of the total 345,697 ZILRETTA units purchased.

As a result of specialty distributor purchases in response to growing customer demand and a modest distributor buy-in at a small discount, the ZILRETTA inventory held by specialty distributors at year-end was slightly above the 1 to 3 weeks the company targets.

This financial information is preliminary and subject to adjustment. Flexion expects to report its complete 2020 financial results on its fourth-quarter and full-year earnings call, which will be held later in the first quarter of 2021.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee.

Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•

Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

•

Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•

Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA

On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

About Osteoarthritis (OA) of the Knee

OA, also known as degenerative joint disease, affects more than 30 million Americans and accounts for more than $185 billion in annual expenditures. In 2016, more than 15 million Americans were diagnosed with OA of the knee, and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity, and sports injuries. Each year, more than 15 million Americans are treated for OA-related knee pain, and approximately five million OA patients receive either an immediate-release corticosteroid or hyaluronic acid intra-articular injection to manage their knee pain.

About Flexion Therapeutics

Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of people with musculoskeletal conditions, beginning with osteoarthritis, the most common form of arthritis. The Company's core values are focus, ingenuity, tenacity, transparency, and fun. Please visit www.flexiontherapeutics.com.

Forward-Looking Statements

This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; the long-term potential of ZILRETTA; Flexion’s business strategy and expectations with respect to its pipeline; estimated financial and operating results; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of ZILRETTA, are forward looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, the fact that the impacts and expected duration of the COVID-19 pandemic are uncertain and rapidly changing; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to ZILRETTA; the risk that ZILRETTA may not be successfully commercialized or adopted; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to clinical trials, including potential delays, safety issues, or negative results; risks related to key employees, markets, economic conditions, health care reform, prices, and reimbursement rates; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 4, 2020, and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

# # #

Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

T: 781-305-7194

syoung@flexiontherapeutics.com

Julie Downs

Associate Director, Corporate Communications & Investor Relations

T: 781-305-7137

jdowns@flexiontherapeutics.com